First Trust/Four Corners Senior Floating Rate Income Fund II
                        (a Massachusetts business trust)

                  4,000 Auction Market Preferred Stock ("AMPS")
                          2,000 Shares [___]%, Series A
                          2,000 Shares [___]%, Series B
                    Liquidation Preference $25,000 per share




                           FORM OF PURCHASE AGREEMENT

                                                               August [_], 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Oppenheimer & Co. Inc.
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

         First Trust/Four Corners Senior Floating Rate Income Fund II, a Massachusetts business trust (the "Fund"), proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of 4,000 Shares of its Auction Market Preferred Shares (the "AMPS"). The AMPS will be authorized by, and subject to the terms and conditions of, the Declaration of Trust, as amended through [__________], 2004 (the "Charter"), in the form filed as an exhibit to the Registration Statement referred to in the second following paragraph to this Agreement, as the same may be amended from time to time. The Fund and the Fund's investment adviser, First Trust Advisors L.P., an Illinois limited partnership (the "Investment Adviser") and its investment sub-adviser, Four Corners Capital Management, LLC, a Delaware limited liability company (the "Sub-Adviser" and together with the Investment Adviser, the "Advisers") each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of AMPS set forth in said Schedule A.

         The Fund understands that the Underwriters propose to make a public offering of the AMPS as soon as the Representative deems advisable after this Agreement has been executed and delivered.

         The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-115414 and No. 811-21539) covering the registration of the AMPS under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration (the "1940 Act Notification") of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Fund will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph (c) or (h) of Rule 497 ("Rule 497") of the Rules and Regulations or (ii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the AMPS, including the Statement of Additional Information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated August [_], 2004 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Fund and the Advisers. The Fund and the Advisers jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time referred to in
Section 2(c) hereof, and agree with each Underwriter, as follows:

                (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Advisers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                Each preliminary prospectus and the prospectus filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the AMPS, the Fund has complied or will comply with the requirements of Rule 111 under the Rules and Regulations relating to the payment of filing fees thereof.

                The foregoing representations in this Section 1(a)(i) do not apply to statements or omissions relating to the Underwriters made in reliance on and in conformity with information furnished in writing to the Fund by or on behalf of the Underwriters or their agents expressly for use in the Registration Statement, the 462(b) Registration Statement, the Prospectus or the preliminary prospectus (or any amendment or supplement to any of the foregoing), or the descriptions of each of the Advisers (referred to in Sections (1)(b)(iii) and 1(c)(iii) of this Agreement) contained in the foregoing.

                (ii) Independent Accountants. As of the date of the report of the independent accountants contained in the Registration Statement, the accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

                (iii) Financial Statements. The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly in all material respects the financial position of the Fund at the date indicated; said statement has been prepared in conformity with U.S. generally accepted accounting principles ("GAAP").

                (iv) Expense Summary. The information set forth in the Prospectus in the fee table contained in the section of the Prospectus entitled "Summary of Fund Expenses" has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

                (v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, earnings or business affairs of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital shares.

                (vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a business trust in good standing under the laws of The Commonwealth of Massachusetts and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be expected to result in a Material Adverse Effect.

                (vii) No Subsidiaries. The Fund has no subsidiaries.

                (viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings thereunder initiated or, to the knowledge of the Fund or any Adviser, threatened by the Commission.

                (ix) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Fund is
         (A) an "interested person" (as defined in the 1940 Act) of the Fund or
         (B) an "affiliated person" (as defined in the 1940 Act) of any Underwriter.

                (x) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Fund are as set forth in the Prospectus. All issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

                (xi) Authorization and Description of AMPS. The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The AMPS conform to all statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the instruments defining the same; no holder of the AMPS will be subject to personal liability by reason of being such a holder; and the issuance of the AMPS is not subject to the preemptive or other similar rights of any securityholder of the Fund.

                (xii) Absence of Defaults and Conflicts. The Fund is not in violation of its declaration of trust or by-laws, each as amended from time to time, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement, the Administration and Accounting Services Agreement, the Custodian Services Agreement, the Transfer Agency Services Agreement and the Auction Agency Agreement referred to in the Registration Statement (as used herein, the "Management Agreement," the "Sub-Advisory Agreement," the "Administration Agreement," the "Custodian Agreement," the

         "Transfer Agency Agreement," and the "Auction Agency Agreement," respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary Fund actions and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust or by-laws of the Fund, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, except for such violations that would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

                (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or any Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would prohibit or materially delay the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder.

                (xiv) Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

                (xv) Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, or otherwise has rights to, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property that has, or could reasonably be expected to have, a material adverse effect.

                (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is or will be necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the AMPS hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained, or with respect to which the failure to so obtain would not have a Material Adverse Effect, or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or state securities laws.

                (xvii) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or comply would not have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xviii) Advertisements. Any advertising, sales literature or other promotional material (including "prospectus wrappers" and "broker kits") authorized in writing by or prepared by the Fund or the Advisers used in connection with the public offering of the AMPS (collectively, "Sales Material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD, Inc. (the "NASD").

                (xix) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

                (xx) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the AMPS, will not distribute any offering material in connection with the offering and sale of the AMPS other than the Registration Statement, a preliminary prospectus, the Prospectus or the Sales Materials; provided, however, that in no event shall this provision be applicable with respect to any offering material distributed by any Underwriter without the consent of the Fund or either Adviser.

                (xxi) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code;
         (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations;
         (C) access to assets is permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxii) Absence of Undisclosed Payments. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus (except as disclosed therein).

                (xxiii) Material Agreements. This Agreement, the Management Agreement, the Sub-Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto, each such agreement constitutes a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy and except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally (whether considered in a proceeding in equity or at law).

                (xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

                (xxv) Ratings. The AMPS have been, or prior to the Closing Date will be, assigned a rating of "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Rating Group, a division of the McGraw Hill Companies ("S&P").

         (b) Representations and Warranties by the Investment Adviser. The Investment Adviser represents and warrants to each Underwriter, and in the case of paragraph (iii) also represent to the Fund, as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, as follows:

                (i) Good Standing of the Investment Adviser. The Investment Adviser has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Illinois with full limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where failure to so qualify or to be in good standing would not result in a material adverse effect.

                (ii) Investment Adviser's Status. The Investment Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

                (iii) Description of the Investment Adviser. The description of the Investment Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (iv) Capitalization. The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Management Agreement and the Sub-Advisory Agreement.

                (v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement, the Management Agreement and the Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and assuming due authorization, execution and delivery by the other parties thereto, such Agreements constitute valid and binding obligations of the Investment Adviser, enforceable in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy and except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement, the Management Agreement or the Sub-Advisory Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the organizational documents of the Investment Adviser, or to the Investment Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement, the Management Agreement or the Sub-Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules of the New York Stock Exchange (the "NYSE") or state securities laws.

                (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under this Agreement, the Management Agreement and each of the Sub-Advisory Agreements.

                (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Adviser, threatened against or affecting the Investment Adviser or any "affiliated person" (as such term is defined in the 1940 Act) of the Investment Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the financial condition or earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Management Agreement and each of the Sub-Advisory Agreements, or which is required to be disclosed in the Registration Statement and the Prospectus.

                (viii) Absence of Violation or Default. The Investment Adviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Management Agreement and each of the Sub-Advisory Agreements.

         (c) Representations and Warranties by the Sub-Adviser. The Sub-Adviser represents and warrants to each Underwriter, and in the case of paragraph (iii) also represent to the Fund, as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, as follows:

                (i) Good Standing of the Sub-Adviser. The Sub-Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Sub-Adviser is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement to which it is a party.

                (ii) The Sub-Adviser's Status. The Sub-Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Sub-Advisory Agreement for the Fund as contemplated by the Prospectus.

                (iii) Description of the Sub-Adviser. The description of the Sub-Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iv) Capitalization. The Sub-Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Sub-Advisory Agreement.

                  (v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Sub-Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy and except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement or the Sub-Advisory Agreement nor the performance by the Sub-Adviser of its obligations hereunder or thereunder will conflict with, or result in, a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under any agreement or instrument to which the Sub-Adviser is a party or by which it is bound, the organizational documents of the Sub-Adviser or, to the Sub-Adviser' knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Sub-Adviser or its respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Sub-Adviser of the transactions contemplated by this Agreement or the Sub-Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules of the NYSE or state securities laws.

                  (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Sub-Adviser to perform its obligations under this Agreement and the Sub-Advisory Agreement to which it is a party.

                  (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Sub-Adviser, threatened against or affecting the Sub-Adviser or any "affiliated person" (as such term is defined in the 1940 Act) of the Sub-Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which would reasonably be expected to have a material adverse effect on the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement to which it is a party, or which is required to be disclosed in the Registration Statement and the Prospectus.

                  (viii) Absence of Violation or Default. the Sub-Adviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement to which it is a party.

         (d) Officers' Certificates. Any certificate signed by any officer of the Fund or any Adviser delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or such Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) AMPS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of AMPS set forth in Schedule A opposite the name of such Underwriter, plus any additional number of AMPS which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Commission. The Fund agrees to pay to the Underwriters a commission set forth in Schedule B, as compensation to the Underwriters for their commitments under this Agreement.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the AMPS shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be reasonably agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the AMPS to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the AMPS that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the AMPS to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the AMPS shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the AMPS will be made available for examination and packaging by the Representative in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants.

         (a) The Fund and the Advisers, jointly and severally, covenant with each Underwriter as follows:

                (i) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the AMPS for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make reasonable commercial efforts to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

                (ii) Filing of Amendments. The Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object in writing.

                (iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (iv) Delivery of Prospectuses. The Fund hereby consents to the use by each Underwriter of any preliminary prospectus delivered by the Fund to the Underwriter for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during a period up to 180 days following the Closing Date, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (v) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the AMPS, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                (vi) Blue Sky Qualifications. The Fund will use its reasonable best efforts, subject to the reasonable cooperation of the Underwriters, to qualify the AMPS for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative and the Fund may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that in no event shall the Fund be obligated to file any general consent to service of process or to qualify as a foreign business trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the AMPS have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification, if any, in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                (vii) Rule 158. The Fund will make generally available to its securityholders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                (viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the AMPS substantially in the manner specified in the Prospectus under "Use of Proceeds".

                (ix) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

                (x) Subchapter M. The Fund intends to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

                (xi) No Manipulation of Market for AMPS. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the AMPS in violation of federal or state securities laws, and (b) until the Closing Date, (i) sell, bid for or purchase the AMPS or pay any person any compensation for soliciting purchases of the AMPS or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

                (xii) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 A.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

                (xiii) Accountant's Certificate. The Fund will furnish to the Underwriters, on the date on which delivery is made to the Rating Agencies, the Accountant's Certificate (as defined in the Charter) corresponding to the Certificate of Dividend Coverage and Certificate of Eligible Asset Coverage (as defined in the Charter) for the first Valuation Date (as defined in the Charter) following the Closing Time.

(b) Except as provided in this Agreement, the Fund will not sell, contract to sell or otherwise dispose of any of its preferred shares of beneficial interest of the same series as the AMPS or any securities convertible into or exercisable or exchangeable for its preferred shares of beneficial interest of the same series as the AMPS, or grant any options or warrants to purchase its preferred shares of beneficial interest of the same series as the AMPS, for a period of 180 days after the date of the Prospectus, without the prior written consent of Merrill Lynch.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the AMPS, (iii) the preparation, issuance and delivery of the certificates for the AMPS to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the AMPS to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisers, (v) the qualification of the AMPS under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the AMPS and (ix) the printing of any sales material.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund and each of the Advisers, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations.

         The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and each of the Advisers contained in Section 1 hereof or in certificates of any officer of the Fund or each of the Advisers delivered pursuant to the provisions hereof, to the performance by the Fund and each of the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 p.m., New York City time on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certificate must have been filed in accordance with Rule 497(j)) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

         (b) Opinion of Counsel for the Fund and the Advisers. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Chapman and Cutler LLP, counsel for the Fund and First Trust, substantially in the forms set forth in Exhibit A with respect to the Fund and Exhibit B with respect to the Investment Adviser, and of Spolin Silverman Cohen & Bartlett LLP, counsel for the Sub-Adviser, substantially in the form set forth in Exhibit C, together with signed or reproduced copies of such letters for each of the other Underwriters. In giving such opinion such counsel may rely, as to matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and the Advisers and certificates of public officials.

         (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (vi), (vii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or bylaws of the Fund), (viii) through (x), inclusive, (xiv) (solely as to the information in the Prospectus under "Description of AMPS") and the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and the Advisers and certificates of public officials.

         (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, earnings or business affairs of the Fund, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of each Adviser, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a), (b) and (c) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Advisers, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) with respect to the certificate by an officer of each Adviser only, there has been no material adverse change in the financial condition, earnings or business affairs of such Adviser, whether or not arising in the ordinary course of business, and (v) with respect to the Fund only, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Rating. The Fund shall have delivered and you shall have received evidence satisfactory to you that the AMPS are rated 'Aaa' by Moody's and 'AAA' by S&P as of the Closing Date, and there shall not have been given any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating by Moody's or by Fitch accorded to the AMPS or any other securities issued by the Fund.

         (h) Asset Coverage. As of the Closing Date and assuming the receipt of the net proceeds from the sale of the AMPS, the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (each as defined in the Charter) each will be met.

         (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such other documents as they may require and as are customarily provided for the purpose of enabling them to pass upon the issuance and sale of the AMPS as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisers in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the AMPS as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

         (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled by the Fund or the Advisers when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or an Adviser by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage and expense purchased the Securities which are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Prospectus was delivered to such Underwriter in a timely manner and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person.

         (b) Indemnification of the Fund, Advisers, Trustees, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Advisers, their respective trustees and directors, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or an Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Advisers by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Advisers also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund or an Adviser, as applicable. In each case such counsel shall be reasonably satisfactory to the indemnified party, and the indemnifying party shall have the right to assume the defense of such action. An indemnified party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund or the Advisers on the one hand and the Underwriters on the other hand from the offering of the AMPS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Fund and the Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the AMPS pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the AMPS pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the AMPS as set forth on such cover.

         The relative fault of the Fund and the Advisers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Advisers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Fund, the Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the AMPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Fund and each director of an Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or any Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Fund and such Adviser, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of AMPS set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Fund or an Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or an Adviser, and shall survive delivery of the AMPS to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or an Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the AMPS or to enforce contracts for the sale of the AMPS, or (iii) if trading in the shares of common stock of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters.

         If one or more of the Underwriters shall fail at Closing Time to purchase the AMPS which it or they are obligated to purchase under this Agreement (the "Defaulted AMPS"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted AMPS in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted AMPS does not exceed 10% of the number of AMPS to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted AMPS exceeds 10% of the number of AMPS to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Fund shall have the right to postpone Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, c/o Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; notices to the Fund or the Investment Adviser shall be directed, as appropriate, to the office of First Trust Advisors L.P. at 1001 Warrenville Road, Suite 300, Lisle, Illinois 60532,
Attention: W. Scott Jardine; and notices to the Investment Sub-Adviser shall be directed to the office of Four Corners Capital Management, LLC at 515 South Flower Street, Suite 4310, Los Angeles, CA 90071, Attention: Michael P. McAdams, President.

         SECTION 12. Parties.

         This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Advisers and each of their respective partners and successors and controlling persons referred to herein. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Advisers and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Advisers and each of their respective partners and successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of AMPS from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 15. Massachusetts Business Trust

         A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

         SECTION 16. Australian Regulatory Disclaimer

         THE UNDERWRITERS ACKNOWLEDGE THAT INVESTMENTS IN THE FUND ARE NOT DEPOSITS WITH OR OTHER LIABILITIES OF MACQUARIE BANK LIMITED ACN 008 583 542, OR OF ANY ENTITY IN THE MACQUARIE BANK GROUP, AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE DELAYS IN REPAYMENT AND LOSS OF INCOME AND CAPITAL INVESTED. NONE OF MACQUARIE BANK LIMITED, FOUR CORNERS, AND ANY MEMBER COMPANY OF THE MACQUARIE BANK GROUP GUARANTEES ANY PARTICULAR RATE OF RETURN OR THE PERFORMANCE OF THE FUND, NOR DO THEY GUARANTEE THE REPAYMENT OF CAPITAL FROM THE FUND.

                         [Signatures on Following Pages]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and each of Advisers in accordance with its terms.



                                   Very truly yours,


                                   FIRST TRUST/FOUR CORNERS SENIOR FLOATING
                                      RATE INCOME FUND II


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                   FIRST TRUST ADVISORS L.P.


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                   FOUR CORNERS CAPITAL MANAGEMENT, LLC


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
OPPENHEIMER & CO. INC.

By:  Merrill Lynch, Pierce, Fenner & Smith Incorporated



By:
    ------------------------------------------------
    Authorized Signatory

For itself and as
Representative of the
other Underwriters named
in Schedule A hereto.

                                   SCHEDULE A

                                                                Number of
               Underwriter                                        AMPS
               -----------                                        ----
                                                        Series A        Series B
                                                        --------        --------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ............................
Oppenheimer & Co. Inc. ..............................
               Total ................................





                                    Sch A-1

                                   SCHEDULE B

          First Trust/Four Corners Senior Floating Rate Income Fund II
                      2,000 Auction Market Preferred Shares
                      2,000 Auction Market Preferred Shares
                    Liquidation Preference $25,000 per Share




         1. The initial public offering price per share for the AMPS, determined as provided in said Section 2, shall be $25,000.

         2. The purchase price per share for the AMPS to be paid by the several Underwriters shall be $24,750, such discount from the initial public offering price representing the commission to be paid to the Underwriters for their commitment hereunder of $250.

         3. The initial dividend rate of the AMPS, Series A shall be [___]% per annum.

            The initial dividend rate of the AMPS, Series B shall be [___]% per annum.



                                    Sch B-1

                                                                       Exhibit A

               FORM OF OPINION OF FUND'S AND INVESTMENT ADVISER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



                 (i) The Fund has been duly organized and is validly existing as a business trust in good standing under the laws of The Commonwealth of Massachusetts.

                 (ii) The Fund has business trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                 (iii) The Fund is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                 (iv) To the best of our knowledge, the Fund does not have any subsidiaries.

                 (v) The authorized, issued and outstanding shares of beneficial interest of the Fund are as set forth in the Prospectus under the caption "Description of Shares--Common Stock"; all issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); the AMPS conform as to legal matters to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and none of the AMPS of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

                 (vi) The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Fund pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable, and no holder of the AMPS is or will be subject to personal liability by reason of being such a holder.

                 (vii) The issuance of the AMPS is not subject to preemptive or other similar rights of any securityholder of the Fund.

                 (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Fund.

                 (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and, to the best of our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

                                       A-1


                 (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we need express no opinion), and the notification on Form N-8A, complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

                 (xi) If Rule 434 has been relied upon, the Prospectus was not "materially different" as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                 (xii) The form of certificate used to evidence the AMPS complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and by-laws of the Fund and the requirements of the New York Stock Exchange.

                 (xiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Fund is a party, or to which the property of the Fund is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Fund of its obligations thereunder.

                 (xiv) The information in the Prospectus under "Description of AMPS" and "Tax Matters" and in the Registration Statement under Item 29 (Indemnification), to the extent that it constitutes matters of law, summaries of legal matters, the Fund's declaration of trust and by-laws or legal proceedings, or legal conclusions is correct in all material respects.

                 (xv) Each of the Management Agreement, the Sub-Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement and the Purchase Agreement comply in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations.

                 (xvi) The Fund is duly registered with the Commission under the 1940 Act as a closed-end diversified management investment company; and, to the best of our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                 (xvii) To the best of our knowledge, no person is serving as an officer, trustee or investment adviser of the Fund except in accordance with the 1940 Act and the Rules and Regulations and the Investment Advisers Act and the Advisers Act Rules and Regulations. Except as disclosed in the Registration Statement and Prospectus (or any amendment or supplement to either of them), to the best of our knowledge, no trustee of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of an Underwriter.

                 (xviii) There are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                 (xix) All descriptions in the Registration Statement of contracts and other documents to which the Fund is a party are accurate in all material respects. To the best of our knowledge, there are no

                                       A-2

         franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                 (xx) To the best of our knowledge, the Fund is not in violation of its declaration of trust or by-laws and no default by the Fund exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                 (xxi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the Securities or the consummation of the transactions contemplated by this Agreement.

                 (xxii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Fund is a party or by which it or any of them may be bound, or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its properties, assets or operations.

                 (xxiii) The Purchase Agreement, the Management Agreement, the Sub-Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto, each such agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy and except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Fund, representatives of Deloitte & Touche LLP, the independent accountants who examined the statement of

                                       A-3

assets and liabilities of the Fund included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Fund records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, except to the extent necessary to enable us to give the opinions with respect to the Fund in paragraphs (v), (xiv) and (xix), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B



                     FORM OF OPINION OF INVESTMENT ADVISER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                 (i) The Investment Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Illinois.

                 (ii) The Investment Adviser has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                 (iii) The Investment Adviser is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

                 (iv) The Investment Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the Rules and Regulations from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

                 (v) The Purchase Agreement, the Management Agreement and the Sub-Advisory Agreement have been duly authorized, executed and delivered by the Investment Adviser, and each of the Management Agreement and Sub-Advisory Agreements constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy and except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                 (vi) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Investment Adviser is a party, or to which the property of the Investment Adviser is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in any material adverse change in the financial condition, earnings or business affairs of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Management Agreement and Sub-Advisory Agreement, or which is required to be disclosed in the Registration Statement or the Prospectus.

                 (vii) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                 (viii) To the best of our knowledge, the Investment Adviser is not in violation of its certificate of incorporation, by-laws or other organizational documents and no default by the Investment Adviser

                                       B-1

         exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                 (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement.

                 (x) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Investment Adviser with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Adviser pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Investment Adviser is a party or by which it may be bound, or to which any of the property or assets of the Investment Adviser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Investment Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Investment Adviser or any of its properties, assets or operations (except for such violations that would not have a material adverse effect).

         In addition, we have participated in the preparation of the portions of the Registration Statement and Prospectus describing the Investment Adviser and participated in discussions with certain officers, trustees and employees of the Fund and representatives of the Investment Adviser. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in such portions of the Registration Statement and the Prospectus, on the basis of such participation and review, nothing has come to our attention that would lead us to believe that such portions of the Registration Statement (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that such portions of the Prospectus (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Time, included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit C



                        FORM OF OPINION OF SUB-ADVISER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



                  (i) The Sub-Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority under such law to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                  (ii) The Sub-Adviser has (a) the limited liability company power to execute, deliver and perform the Purchase Agreement and the Sub-Advisory Agreement and (b) has taken all limited liability company action necessary to authorize the execution, delivery and performance of the Purchase Agreement and the Sub-Advisory Agreement.

                  (iii) The Sub-Adviser is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a material adverse effect on the Sub-Adviser's ability to enter into and perform its obligations under the Purchase Agreement and the Sub-Advisory Agreement as contemplated by the Prospectus.

                  (iv) The Sub-Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and, to our knowledge, is not prohibited by the Advisers Act, the rules and regulations of the Commission promulgated under the Advisers Act, the Investment Company Act of 1940, as amended (the "1940 Act"), or the rules and regulations of the Commission under the Securities Act and the 1940 Act (the "Rules and Regulations") from acting under the Sub-Advisory Agreement.

                  (v) Each of the Purchase Agreement and the Sub-Advisory Agreement has been duly authorized, executed and delivered by Four Corners, and, assuming the due authority, execution and delivery of each other party thereto, the Purchase Agreement and Sub-Advisory Agreement constitute valid and binding obligations of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers) and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (vi) To our knowledge, there are no legal or governmental proceedings pending or threatened to which Four Corners is a party that are required under the Securities Act to be disclosed in the Registration Statement and the Prospectus or that would reasonably be expected to have a material adverse effect on the ability of Four Corners to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

                  (vii) To our knowledge, Four Corners is not in violation of the Organizational Documents or in default under the Organizational Documents, the agreement set out on Schedule I hereto, or any agreement to which it is a party described in the Registration Statement or Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, other than such violation or default that would

                                       C-1

         not reasonably be expected to have a material adverse effect on the ability of Four Corners to enter into and perform its obligations under the Sub-Advisory Agreement.

                  (viii) No approval, authorization, consent or license of any State of California, New York State, Delaware State or U.S. federal governmental or regulatory commission, board, body or authority or agency, is necessary or required for the performance by Four Corners of its obligations under the Purchase Agreement and the Sub-Advisory Agreement, except such as may be required by the Securities Act, the 1940 Act and the Rules and Regulations or as may be required under the securities or blue sky laws of the various states, as to which no opinion need be expressed.

                  (ix) Neither the execution and delivery of the Purchase Agreement or the Sub-Advisory Agreement nor the performance by the Sub-Adviser of its obligations thereunder or under the Registration Statement will conflict with, or result in a breach or violation of, any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under (a) the Organizational Documents, (b) the agreement set out on Schedule I hereto or any agreement to which it is a party described in the Registration Statement or Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, or (c) to our knowledge, any State of California, New York State, Delaware State or U.S. federal law, order, decree, rule or regulation applicable to the Sub-Adviser or its properties or operations, in each case with respect to clause (b) and (c) only, other than such conflict, breach or default that would not reasonably be expected to have a material adverse effect on the ability of Four Corners to enter into and perform its obligations under the Purchase Agreement, Sub-Advisory Agreement and the Registration Statement. We note that the Sub-Advisory Agreement is governed by Illinois law and that the Fund is organized under Massachusetts law. For purposes of rendering this opinion, we have assumed that such laws are identical to the laws of the State of New York in all respects material to the conclusions expressed in this opinion.

         We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor. Subject to the statements set forth above in this paragraph, we advise you that, based upon our investigations made in connection with the Registration Statement and the Prospectus and such knowledge as we have obtained in the course of our general representation of Four Corners, no facts came to our attention which gave us reason to believe that (i) the disclosure relating to Four Corners set out in "Prospectus Summary
- Investment Adviser and Sub-Adviser," "Management of the Fund - Sub-Adviser" and "Sub-Adviser" in the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), at the time it became effective, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the disclosure relating to Four Corners set out in "Prospectus Summary - Investment Adviser and Sub-Adviser" and "Management of the Fund - Sub-Adviser" in the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                       C-2